Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report:  June 30, 2011

RICK'S CABARET INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Texas	001-13992	76-0037324
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10959 Cutten Road
Houston, Texas 77066
(Address of principal executive offices, including zip code)

(281) 397-6730
(Registrant's telephone number, including area code)

ITEM 5.02	COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 30, 2011, we completed the preparation and execution of a two-year Employment Agreement (the “Agreement”) with our Chief Financial Officer, Phillip K. Marshall.  The term of the Agreement ends on June 1, 2013, and the Agreement provides for an annual base salary of $215,000.  The Agreement also provides for bonus eligibility, expense reimbursement, participation in all benefit plans maintained by us for salaried employees and two weeks paid vacation.  Under the terms of the Agreement, Mr. Marshall is bound to a confidentiality provision and cannot compete with us upon the expiration of the Agreement.

A copy of the Agreement is attached to this current report as Exhibit 10.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number	Description

10.1	Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RICK'S CABARET INTERNATIONAL, INC.

Date: June 30, 2011	By: /s/ Eric Langan
Eric Langan
President and Chief Executive Officer